                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 11

                          BAY VIEW CAPITAL CORPORATION
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                For the Year   For the Three   For the Nine          For the Year
                                                    Ended      Months Ended    Months Ended             Ended
                                                December 31,   December 31,    September 30,         December 31,
                                                ------------   -------------   -------------   ------------   ----------
                                                    2004           2003            2002             2001         2000
                                                ------------   -------------   -------------   ------------   ----------
                                                            (Amounts in thousands, except per share amounts)
Basic earnings (loss) per share: (1)
  Net earnings (loss) available to
    common shareholders                          $  (3,912)    $       (673)     $   71,661    $  (101,170)   $ (326,197)
  Weighted-average shares outstanding                6,585            6,419           6,272          5,087         3,263
                                                 ---------     ------------      ----------    -----------    ----------
  Basic earnings (loss) per share                $   (0.59)    $      (0.10)     $    11.43    $    (19.89)   $   (99.97)
                                                 =========     ============      ==========    ===========    ==========

Diluted earnings (loss) per share: (1)
  Net earnings (loss) available to
    common shareholders                          $  (3,912)    $       (673)     $   71,661    $  (101,170)   $ (326,197)
  Weighted-average shares outstanding                6,585            6,419           6,272          5,087         3,263
  Dilutive potential common shares                       -                -              41              -             -
                                                 ---------     ------------      ----------    -----------    ----------
  Diluted weighted-average shares outstanding        6,585            6,419           6,313          5,087         3,263
                                                 ---------     ------------      ----------    -----------    ----------
  Diluted earnings (loss) per share              $   (0.59)    $      (0.10)     $    11.35    $    (19.89)   $   (99.97)
                                                 =========     ============      ==========    ===========    ==========

(1) Computation of per share earnings (loss) only applies to periods reported under the going concern basis of accounting.